This instrument was prepared by, and the
recorded original should be mailed to:

Ledgewood, P.C.
1900 Market Street, Suite 750
Philadelphia, PA 19103
Attn: Brian L. Murland, Esquire

ASSIGNMENT OF RENTS AND LEASES

THIS ASSIGNMENT OF RENTS AND LEASES (the “Assignment”) is made as of this 15th day of February, 2007 by NNN VF TIFFANY SQUARE, LLC, a Delaware limited liability company (“Assignor”), having its principal place of business c/o Triple Net Properties, LLC, 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, to RAIT PARTNERSHIP, L.P., a Delaware limited partnership (“Lender”), with offices at 1818 Market Street, 28th Floor, Philadelphia, Pennsylvania 19103.

WHEREAS, Lender has agreed to make a loan in an amount of up to Thirteen Million Seven Hundred Twenty Five Thousand and 00/100 Dollars ($13,725,000.00) (the “Loan”) to Assignor, evidenced by (i) that certain promissory note of even date herewith from Assignor to Lender in the original principal amount of to Thirteen Million Seven Hundred Twenty Five Thousand and 00/100 Dollars ($13,725,000.00) (the “Note”). The Note is secured by, inter alia, a Deed of Trust (with Security Agreement) of even date herewith made by Assignor in favor of Lender (the “Security Instrument”) and encumbering that certain real property commonly known as Tiffany Square and situated in the City of Colorado Springs, County of El Paso, State of Colorado, and more particularly described in Exhibit “A” attached hereto and made a part hereof (the “Premises”) (collectively, the Note, the Security Instrument and any other documents, agreements, or instruments evidencing, securing, guarantying or otherwise relating to the Loan are referred to as the “Loan Documents”); and

WHEREAS, as a condition of the Loan, Lender has required Assignor to execute and deliver this Assignment.

NOW THEREFORE, in consideration for the Loan secured by the Security Instrument, and intending to be legally bound, Assignor hereby agrees as follows:

1. Assignment. Assignor hereby presently, irrevocably, absolutely and unconditionally assigns and grants to Lender the following property, rights, interests and estates, now owned, or hereafter acquired by Assignor:

(a) All existing and future leases affecting the use, enjoyment, or occupancy of all or any part of the Premises, together with any extension, renewal or replacement of the same, and the right, title and interest of Assignor, its successors and assigns, therein and thereunder;

(b) All other leases and other agreements, whether or not in writing, affecting the use, enjoyment or occupancy of the Premises or any portion thereof now or hereafter made, together with any extension, renewal or replacement of the same, this Assignment of other present and future leases and present and future agreements being effective without further or supplemental assignment. The leases described in Section 1(a) and the leases and other agreements described in this Section 1(b), together with all other present and future leases and present and future agreements and any extension or renewal of the same are collectively referred to as the “Leases”;

(c) All rents, additional rents, income, profits, revenues, proceeds, deposits, rights and benefits arising from the Leases and renewals or replacements thereof and any cash or security deposited in connection therewith and together with all rents, revenues, income, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the use, enjoyment and occupancy of the Premises (collectively, the “Rents”);

(d) All of Assignor’s claims and rights (the “Bankruptcy Claims”) to the payment of damages arising from any rejection by a lessee of any Lease under the Bankruptcy Code, 11 U.S.C. §101 et seq., as the same may be amended (the “Bankruptcy Code”);

(e) All of Assignor’s right, title and interest in and to claims under any and all lease guaranties, letters of credit and any other credit support given by any guarantor or any other party in connection with any of the Leases (individually, a “Lease Guaranty”, collectively, the “Lease Guaranties”);

(f) All proceeds from the sale or other disposition of the Leases, Rents, the Lease Guaranties and the Bankruptcy Claims;

(g) All rights, powers, privileges, options and other benefits of Assignor as lessor under the Leases and beneficiary under the Lease Guaranties, including without limitation, the immediate and continuing right to make claims for, receive, collect and receipt for, all Rents payable or receivable under the Leases and all sums payable under the Lease Guaranties or pursuant thereto (and to apply the same to the repayment of the Loan), and to do all other things which Assignor or any lessor is or may become entitled to do under the Lease or the Lease Guaranties;

(h) The right, at Lender’s option, upon revocation of the license granted herein, to enter upon the Premises in person, by agent or by court-appointed receiver upon ex parte application, notice being hereby expressly waived, to collect the Rents;

(i) Assignor’s option, upon revocation of the license granted herein, to enter upon the Premises in person, by agent or by court-appointed receiver upon ex parte application, notice being hereby expressly waived, to collect the Rents; and

(j) Any and all other rights of Assignor in and to the items set forth in subsections (a) through (i) above, and all amendments, modifications, replacements, renewals and substitutions thereof.

2. Present Assignment and License Back. It is intended by Assignor that this Assignment constitute a present, absolute assignment of the Leases, Rents, Lease Guaranties and Bankruptcy Claims, and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 2, Lender grants to Assignor a revocable license to collect and receive the Rents and other sums due under the Lease Guaranties. Assignor shall hold the Rents and all sums received pursuant to any Lease Guaranty, or a portion thereof sufficient to discharge all current sums due on the Loan, in trust for the benefit of Lender for use in the payment of such sums. It is understood and agreed by the parties hereto that, in the absence of an Event of Default hereunder or other breach of any of the Loan Documents and the expiration of any applicable notice and/or cure periods thereunder, Assignor shall have the privilege to collect the Rents and to retain, use and enjoy the same.

3. Performance by Assignor.

(a) Notwithstanding this Assignment, Assignor shall remain liable for any obligations undertaken by it pursuant to any Lease. Upon the occurrence of an Event of Default, Lender may elect, in its sole discretion, to assume any and all such obligations of Assignor under any Lease by written notice to the tenant under such Lease with a copy to Assignor; provided, however, that Assignor shall remain liable for such obligations notwithstanding such election by Lender.

(b) Notwithstanding any legal presumption to the contrary, Lender shall not be obligated by reason of acceptance of this Assignment to perform any obligation of Assignor under the Leases. This Assignment shall not place responsibility for the control, care, management, upkeep, operation or repair of all or any part of the Premises upon Lender, or make Lender liable or responsible for any negligence in the control, care, management, upkeep, operation or repair of all or any part of the Premises resulting in loss or injury or death to any tenant, licensee, employee or other person or loss of or damage to the property of any of the foregoing.

(c) Assignor hereby agrees to defend, indemnify and hold harmless Lender from any and all claims, liability, loss or damage, costs and expenses (including reasonable attorneys’ fees) arising from any claims by any tenant under any Lease, except for actions arising solely by reason of Lender’s negligence.

(d) Assignor agrees that it will faithfully observe, discharge and perform all of the obligations and agreements imposed upon Assignor under the Leases. Assignor shall not do either of the following without the prior written consent of Lender, which will not be unreasonably withheld or delayed: (a) unless such Lease is 5,000 square feet or less, consent to any cancellation, extension or assignment or material modification or alteration of any of the Leases except in the normal course of business and consistent with sound and customary leasing and management practices for similar properties or (b) collect or accept payment of any of the Rents arising or accruing under any Lease more than one (1) month in advance of the time when the same shall become due under the terms of such Lease. All Leases shall be (i) at a rental and on terms consistent with the terms for similar leases in the market area of the Property and (ii) written on a standard form approved by Lender. Assignor shall at all times promptly and faithfully perform its obligations and agreements contained in all Leases. Assignor shall enforce all terms and conditions under the Leases.

4. Warranties. Assignor represents and warrants as follows:

(a) Assignor has title to and full right to assign the Leases and the Rents thereunder and no other assignment of any interest in any of the Leases has been made.

(b) To the best knowledge and belief of Assignor: (i) each Lease now in existence is in full force and effect according to its terms; (ii) there is no existing default by Assignor or tenant under the provisions of any of the Leases; and (iii) no event has occurred which due to the passage of time, the giving or failure to give notice, or both, would constitute a default under any of the Leases.

5. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default (an “Event of Default”) hereunder:

(a) a material violation of any of the covenants, representations or provisions contained herein;

(b) a default by Assignor under the terms of the Leases; or

(c) an event of default under any of the Loan Documents.

6. Remedies. Upon the occurrence of an Event of Default, Lender shall be entitled to exercise any one or more of the following rights, powers and remedies:

(a) The license granted to Assignor in Section 2 hereof shall automatically be revoked, and Lender shall immediately be entitled to possession of all Rents and sums due under any Lease Guaranties, whether or not Lender enters upon or takes control of the Premises.

(b) Take over and dispossess Assignor and its agents from the Premises, without liability for trespass, damages or otherwise and exclude Assignor and its agents wholly therefrom, and take possession of the Premises and all books, record and accounts relating thereto.

(c) To notify tenants at the Premises to pay all Rents to Lender and to collect, in its own name or in the name of Assignor, all Rents accrued but unpaid and in arrears as of the date of such Event of Default, as well as the Rents which thereafter become due and payable. Assignor hereby authorizes and directs the tenants under the Leases, upon receipt of written notice from Lender, to pay to Lender any and all Rents due thereunder without the necessity of any inquiry to Assignor and notwithstanding any claim by Assignor to the contrary. Assignor further agrees that it shall facilitate in all reasonable ways Lender’s collection of the Rents and will, upon the request of Lender, execute and deliver a written notice to each tenant under the Leases directing such tenants to pay the Rents to Lender. Assignor shall have no right or claim against any parties to any Lease who make payment to Lender after receipt of written notice from Lender requesting same.

(d) Take over and assume the management, operation and maintenance of the Premises and perform in its own name or in the name of Assignor, all acts necessary and proper, and expend such sums out of the income of the Premises as may be necessary in connection therewith, including the right to enter into new Leases, to cancel existing Leases, to alter or amend the terms of existing Leases, to renew existing Leases or to make concessions to the parties thereto.

(e) Endorse as Assignor’s attorney-in-fact, Assignor’s name on all checks, drafts and similar forms of payment received in payment of the Rents. The aforesaid power of attorney, being for security, shall be deemed coupled with an interest and shall be irrevocable.

(f) After payment of all proper charges and expenses, including reasonable compensation to such managing agent as Lender may select or employ, and after the accumulation of a reserve to meet taxes, assessments, water rents, fire and liability insurance in requisite amounts, Lender shall credit the net proceeds received by it from the Premises by virtue of this Assignment to any amounts due and owing to Lender under the terms of the Loan Documents, provided that the manner of application of such proceeds and the items to be credited shall be determined in the sole discretion of Lender. Lender shall not be accountable for more monies than it actually receives from the Premises, nor shall it be liable for failure to collect any Rents.

7. Other Remedies. Nothing contained in this Agreement and no act done or omitted by Lender pursuant to the power and rights granted to Lender hereunder shall be deemed to be a waiver by Lender of its rights and remedies under the Note, the Security Instrument or the other Loan Documents and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Lender under the terms thereof. The right of Lender to collect the Loan and to enforce any other security therefore held by it may be exercised by Lender either prior to, simultaneously with, or subsequent to any action taken by it hereunder.

8. Notice to Lessees. Assignor hereby agrees to authorize and direct the lessees named in the Leases or any other or future lessees or occupants of the Premises and all Lease Guarantors, if any, to pay over to Lender or to such other party as Lender directs all Rents and all sums due under any Lease Guaranties upon receipt from Lender of written notice to the effect that Lender is then the holder of the Security Instrument and that an Event of Default exists, and to continue so to do until otherwise notified by Lender.

9. No Waiver.

(a) The acceptance of this Assignment and the collection of Rents under the Leases assigned hereby shall not constitute a waiver of any rights of Lender under the terms of the Loan Documents. All rights and remedies of Lender hereunder, under the Note and Security Instrument are cumulative and concurrent and may be exercised singly, successively or concurrently, at the sole discretion of Lender.

(b) The receipt by Lender of any Rents pursuant to this Assignment after the institution of foreclosure or sale proceedings under the Security Instrument shall not cure such default or affect such proceedings or any sale pursuant thereto.

10. List of Leases. Assignor shall, upon the request of Lender, furnish a complete list, as of the date of such request, of all Leases and providing such further reasonable detail as may be requested by Lender. Further, as requested by Lender, Assignor shall deliver to Lender executed or certified copies of all Leases, and all correspondence and memoranda relating thereto. Such requests may be made at any reasonable time. Monthly requests, or more frequent requests if made after an Event of Default under this Assignment, shall be deemed to be reasonable.

11. Further Assignments. Assignor will, at the cost of Assignor, and without expense to Lender, do execute, acknowledge and deliver all and every such further acts, conveyances, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, require for the better assuring, conveying, assigning, transferring and confirming unto Lender the property and rights hereby assigned or intended now or hereafter so to be, or which Assignor may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Assignment or for filing, registering or recording this Assignment and, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Assignor to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien and security interest hereof in and upon the Leases.

12. No Mortgagee in Possession. Nothing herein contained shall be construed as constituting Lender a “mortgagee in possession” in the absence of the taking of actual possession of the Premises by Lender. In the exercise of the powers herein granted Lender, no liability shall be asserted or enforced against Lender, all such liability being expressly waived and released by Assignor.

13. Termination of Assignment. The repayment in full of all amounts due with respect to the Note, Security Instrument and other Loan Documents, and the full performance of the obligations under the Loan Documents, shall cause this Assignment to automatically terminate and become null and void.

14. Construction. When the content so requires, the singular shall include the plural and conversely and use of any gender shall include all genders.

15. Notices. All notices and other communications required under this Assignment shall be in writing and shall be made in accordance with the provisions regarding notice in the Note.

16. Headings. The headings preceding the text of the paragraphs of this Assignment are inserted only for convenience of reference and shall not constitute a part of this Assignment, nor shall they in any way affect its meaning, construction or effect.

17. Governing Law. This Assignment shall be governed by the laws of the State in which the Premises are located.

18. WAIVER OF TRIAL BY JURY. ASSIGNOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THIS ASSIGNMENT, THE NOTE, THE SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

19. Severability. The provisions of this Assignment are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

20. Binding Obligation. This Assignment shall be binding upon Assignor’s successors in title or interest and Assignor’s heirs, executors, administrators, successors and assigns and this Assignment shall inure to the benefit of Lender and its successors and assigns, including any participant in the Loan.

21. Modification. This Assignment may not be modified except by a written agreement executed by the parties hereto.

22. Approvals. Whenever any action requires the consent or approval of a party hereto, such consent or approval will not be unreasonably withheld, except in such situations where it is expressly set forth that such approval or consent shall be in the sole and/or exclusive discretion of the party whose consent or approval is required.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

IN WITNESS WHEREOF, and intending to be legally bound, Assignor has caused this Assignment to be duly executed the day and year first above mentioned.

ASSIGNOR:

NNN VF TIFFANY SQUARE, LLC, a Delaware limited liability company

By: TRIPLE NET PROPERTIES, LLC, a Virginia

limited liability company, its manager

By: /s/ Jeff Hanson [SEAL]
Name: Jeff Hanson
Title: Managing Director of Real Estate

STATE OF California	:
COUNTY OF Orange	: SS. :

On this 7th day of February, 2007, before me, J. Hu, a Notary Public in and for said State, personally appeared Jeff Hanson, to me personally known, who, being by me duly sworn, did say that he is the Managing Director of Real Estate of Triple Net Properties, LLC, a Virginia limited liability company, the Manager of NNN VF TIFFANY SQUARE, LLC, a Delaware limited liability company, and that the said instrument was signed on behalf of said limited liability company as Managing Director of Real Estate of said limited liability company, as Manager of said limited liability company and the free act and deed of said limited liability company, and acknowledged to me that he executed the same for the purposes therein stated.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year last above written.

/s/ J. Hu

Notary Public

Printed Name: J. Hu

Notary Public in and for said Stated

Commission in Orange County

My Commission Expires: September 30, 2009

[Notarial Seal]

SIGNATURE PAGE TO ASSIGNMENT OF LEASES